Exhibit 20.1
ANNUAL AGGREGATE CERTIFCATEHOLDERS STATEMENT
MELLON BANK PFL MASTER NOTE TRUST SERIES 2004-1
ANNUAL PERIOD ENDING
DECEMBER 31, 2005
ANNUAL HOLDER’S DISTRIBUTION SUMMARY
Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 2005 as set forth below:

Interest Payments

A.	Pursuant to subsection 4.11(g);

	1.	Amount distributed to the Class A Holders	$18,389,050.91

	2.	Amount distributed to the Class B Holders	$858,478.55

	3.	Amount distributed to the Class C Holders	$585,789.94

	4.	Amount distributed to the Class D Holders	$0.00

Principal Payments

B.	Pursuant to subsection 4.11(h)(i);

	1.	Amount distributed to the Class A Holders	$0.00

	2.	Amount distributed to the Class B Holders	$0.00

	3.	Amount distributed to the Class C Holders	$0.00

	4.	Amount distributed to the Class D Holders	$0.00

AFCO CREDIT CORPORATION, as Servicer

By	/s/ Bruce R. Gold

Name: Bruce R. Gold
Title: Senior Vice President & Chief Financial Officer

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